Quantum Acquires Regency Conversions, Inc.

Irvine, CA -- February 10, 2006 -- Quantum Fuel Systems Technologies Worldwide, Inc., (Nasdaq: QTWW) today announced that its subsidiary, Tecstar Automotive Group, has acquired Texas based Regency Conversions, Inc., a special vehicle manufacturer, for 1.8 million shares of Quantum common stock and $3.3 million in cash. Regency is one of the largest vehicle converters in North America, producing approximately 5000 vehicles annually which are sold through 250 automobile dealerships throughout the continental U.S. Regency's unaudited revenues for calendar year 2005 were in excess of $40 million.

Regency will supplement Tecstar's current second stage vehicle manufacturing and aftermarket parts business by offering additional distribution channels directly to automotive dealers, and significantly broadens Tecstar's customer base beyond OEMs. As a result of the acquisition, the integration of Tecstar's manufacturing and engineering expertise into Regency will enable Regency to further improve its product offerings and enter additional new vehicle markets requiring OEM level engineering and validation.

Alan Niedzwiecki, President and CEO said, "We are honored to have Regency join the Quantum-Tecstar team and participate with us in our aggressive plan to accelerate the growth of our business. The acquisition is the next step in a series of opportunities to build near-term, high-margin, revenue-enhancing business for Quantum. These opportunities are the result of our initiatives to utilize our competencies in limited volume production and advanced technology for near-term revenue growth. Our unique capabilities and experience in turning concepts into limited volume production is in growing demand worldwide for applications ranging from hybrid electric vehicles, to alternative fuel vehicles, including natural gas, propane, and hydrogen, to fuel cell vehicles, as well as for mainstream automotive and ultimate high-performance specialty vehicles."

About Quantum:

Quantum and its subsidiary, Tecstar Automotive Group, are leaders in powertrain engineering, system integration, and manufacturing of packaged fuel systems and accessories for specialty vehicles and applications including fuel cells, hybrids, alternative fuels, hydrogen refueling, new body styles, mid-cycle vehicle product enhancements and high performance engines and drive trains for OEMs and consumers of aftermarket parts and accessories. Quantum also designs and manufactures hybrid and fuel cell vehicles.

Quantum has product commercialization alliances with General Motors, AM General, and Sumitomo. Quantum's customer base includes General Motors, Toyota, Opel, Hyundai, Suzuki, Ford, DaimlerChrysler, AeroVironment, and the U.S. Army.

More information can be found about Quantum's products and services at www.qtww.com and Regency at www.regencyvans.com.

Forward Looking Statements

Except for historical information, the statements, expectations, and assumptions contained in the foregoing press release are forward-looking statements. Such forward-looking statements include, but are not limited to, the Company's expectations regarding expected future revenues and operating results; future opportunities for Quantum; the Company's ability to fulfill orders in the future; and other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Such statements are subject to a number of risks and uncertainties, and actual results could differ materially from those discussed in any forward-looking statement. Factors that could cause actual results to differ materially from such forward-looking statements include, among other factors, prevailing market conditions; the Company's ability to design and market automotive products; the Company's ability to meet customer specifications and qualification requirements; availability of component parts and raw materials that meet the Company's requirements; and the Company's ability to source alternative materials and suppliers. Reference should also be made to the risk factors set forth from time to time in the Company's SEC reports, including but not limited to those contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2005. The Company does not undertake to update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

For more information regarding Quantum, please contact:

Dale Rasmussen

Investor Relations

Email: DRasmussen@qtww.com

+1-206-315-8242